Exhibit 3.1

FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Of

ROYAL ENERGY RESOURCES, INC.,

a Delaware Corporation

(Pursuant to Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware)

Royal Energy Resources, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of Royal Energy Resources, Inc. (formally known as WebMarketing, Inc.) was filed with the Secretary of State of the State of Delaware on March 22, 1999.

SECOND: The First Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Annex A has been duly adopted in accordance with the provisions of the Sections 245, 242 and 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

THIRD: The First Amended and Restated Certificate of Incorporation of the Corporation so adopted reads in full as set forth on Annex A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, Royal Energy Resources, Inc. has caused this Certificate to be signed by the Secretary this 29th day of July, 2016.

ROYAL ENERGY RESOURCES, INC.

By:
William L. Tuorto
Chief Executive Officer

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ROYAL ENERGY RESOURCES, INC.

FIRST: The name of the Corporation is Royal Energy Resources, Inc.

SECOND: Its registered office is to be located at 16192 Coastal Highway, City of Lewes, County of Sussex, Delaware The registered agent is Harvard Business Services, Inc. whose address is the same as above.

THIRD: The nature of business and purpose of the organization is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Laws.

FOURTH:

(a) AUTHORIZED CAPITAL. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 510,000,000, of which 500,000,000 shares, par value of $0.00001 shall be designated as Common Stock (“Common Stock”), and 10,000,000 shares, par value of $0.00001, shall be designated as Preferred Stock (“Preferred Stock”).

(b) COMMON STOCK.

(i) DIVIDENDS. Subject to the rights, if any, of the holders of Preferred Stock with respect to the payment of dividends and the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the benefit of such holders and subject to any other conditions that may be fixed in or pursuant to the provisions of paragraph (c) of this Article Fourth, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors on the Common Stock out of assets which are legally available therefor. Any such dividends shall be divided among the holders of the Common Stock on a pro rata basis.

(ii) LIQUIDATION. In the event of any liquidation of the Corporation, after payment or provision for payment of the debts and liabilities of the Corporation and after distribution to the holders of Preferred Stock of the amounts fixed in or pursuant to the provisions of paragraph (c) of this Article Fourth, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders. Any such assets shall be divided among the holders of Common Stock on a pro rata basis.

(iii) VOTING. Except as may otherwise be required by law and subject to the rights of the holders of Preferred Stock fixed in or pursuant to paragraph (c) of this Article Fourth, each holder of Common Stock shall have one vote for each share of Common Stock held by such holder on each matter submitted to a vote of the stockholders.

(c) PREFERRED STOCK.

(i) GENERAL. Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have any designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed in any resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter prescribed (a “Preferred Stock Designation”).

(ii) AUTHORITY OF BOARD OF DIRECTORS; PREFERRED STOCK DESIGNATION. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more series, and with respect to each series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(1) whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(2) the number of shares to constitute the series and the designations thereof;

(3) the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;

(4) whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

(5) whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

(6) the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(7) the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(8) whether or not the shares of any series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(9) any other special rights and protective provisions with respect to any series that the Board of Directors may deem advisable.

(iii) SEPARATE SERIES; INCREASE OR DECREASE IN AUTHORIZED SHARES. The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects and in any other manner. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of Preferred Stock not designated for any other series. Unless otherwise provided in the Preferred Stock Designation, the Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution subtracting from such series authorized and unissued shares of Preferred Stock designated for such existing series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

(d) GENERAL.

(i) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute discretion. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

(ii) Subject to the provisions of this Certificate of Incorporation, the Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the capital stock of the Corporation of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise and other terms of such rights or options.

(e) DESIGNATION OF SERIES A PREFERRED STOCK.

The Corporation hereby designates 100,000 shares of Preferred Stock as the “Series A Preferred Stock,” which shall have the rights, powers, preferences and limitations set forth in the Certificate of Designation set forth in Exhibit A attached hereto.

FIFTH: Each person who serves or who has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

Exhibit A

CERTIFICATE OF DESIGNATION

FOR

SERIES A PREFERRED STOCK

PAR VALUE $0.00001

Section A. Series A Preferred Stock Designation; Amount; Rank.

The shares of such series shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting such series shall be 100,000. The original issue price (“Series A Original Issue Price”) of each share of Series A Preferred Stock shall be $0.01.

The Series A Preferred Stock shall, with respect to dividend rights, rights upon liquidation, winding up or dissolution, and redemption rights, rank (1) junior to any other class or series of preferred stock hereafter duly established by the Board of Directors of the Corporation , the terms of which shall specifically provide that such class or series shall rank prior to the Series A Preferred Stock as to the payment of dividends or upon redemption and distribution of assets upon liquidation, winding up or dissolution (the “Senior Preferred Stock”), (2) pari passu with any other class or series of preferred stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such class or series shall rank pari passu with the Series A Preferred Stock as to the payment of dividends or upon redemption and distribution of assets upon liquidation, winding up or dissolution (the “Parity Preferred Stock”) and (3) prior to any other class or series of preferred stock or other class or series of capital stock of or other equity interests in the Corporation, including, without limitation, all classes of the Common Stock of the Corporation, whether now existing or hereafter created (all of such classes or series of capital stock and other equity interests of the Corporation, including, without limitation, the Common. Stock, are collectively referred to herein as the “Junior Securities”).

Section B. Dividends.

1. Right to Receive Dividends. The holders of Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation. The right to dividends on shares of Series A Preferred Stock shall be non-cumulative and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

2. Participation with Common Stock. In the event the Board of Directors of the Corporation shall elect to pay or declare and set apart for payment any dividend on any shares of Common Stock in cash out of funds legally available therefor or in stock or other consideration, the holders of the Series A Preferred Stock shall be entitled to receive, before any dividend shall be declared and paid or set aside for the Common Stock, a dividend per share of Series A Preferred Stock equal to the per share amount, and in the same form as, the dividend payable to the holders of the Common Stock.

3. Dividend Preference. Dividends, if any, payable to holders of the Series A Preferred Stock pursuant to Sections B.1 and B.2., shall be payable before any dividends or distributions or other payments shall be paid or set aside for payment upon the Junior Securities. If there shall be outstanding shares of any Parity Preferred Stock, no full dividends shall be declared or paid or set apart for payment on any such securities unless dividends have been or contemporaneously are ratably declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock.

Section C. Liquidation Preference.

In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in. the following manner:

1. Series A Preferred Stock Preference. With respect to such liquidation, dissolution or winding up, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities but after distribution of such assets among, or payment thereof to holders of any Senior Preferred Stock, an amount equal to the Series A Original Issue Price for each share of Series A Preferred Stock plus an amount equal to all declared but unpaid dividends on Series A Preferred Stock (the “Series A Liquidation Preference”).

2. Distributions. After the payment of the full Series A Liquidation Preference as set forth in Section C.1., the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock in an amount equal to the Series A Liquidation Preference; after such distribution to the holders of the Common Stock, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably (subject to Section C.3.) among the Series A Preferred Stock and the Common Stock.

3. Proportionate Payments. If the assets and funds legally available for distribution among the holders of Series A Preferred Stock shall be insufficient to permit the payment to the holders of the full Series A Liquidation Preference, then the assets and funds shall be distributed ratably among holders of Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock owned by each holder.

Section D. Voting Rights.

1. Except as otherwise provided herein or required by law, the holders of the Series A Preferred Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class. For this purpose, the holders of Series A Preferred Stock shall be given notice of any meeting of stockholders as to which the holders of Common Stock are given notice in accordance with the bylaws of the Corporation. As to any matter on which the holders of Series A Preferred Stock shall be entitled to vote, the holders of the outstanding Series A Preferred Stock shall have voting rights equal to an aggregate of 54% of the total shares entitled to vote by both the holders of all of the then outstanding shares of Common Stock (whether or not such holders vote) and (ii) the holders of all of the then outstanding shares of voting shares of the Company.

Notwithstanding anything herein to the contrary, the consent of the holders of a majority of all of the shares of Series A Preferred Stock voting as a separate class at the time outstanding shall be required to (i) authorize or issue any class or series of capital stock of the Corporation ranking senior to, or in parity with, the Series A Preferred Stock, or (ii) authorize or issue any class or series of capital stock or bonds, debentures, notes or other securities or obligations of the Corporation ranking senior to, or on parity with, the Series A Preferred Stock. The consent of the holders of the Series A Preferred Stock at the time outstanding shall not be required to (i) authorize or issue any class or series of capital stock of the Corporation ranking junior to such class of Series A Preferred Stock, or (ii) authorize or issue any class or series of capital stock or bonds, debentures, notes or other securities or obligations of the Corporation convertible into, or exercisable or exchangeable for, any class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock.

Section E. Conversion.

1. Each share of Series A Preferred Stock may be converted by any holder thereof, without any further consideration, at any time, into one share of Common Stock (the “Conversion Rate”).

2. In the event of any conversion resulting in fractional shares, in lieu of issuance of fractional shares or securities representing fractional shares of Common Stock, the Company shall pay the holder in cash the fair value of fractions of a share as of the date of conversion as determined by the Company’s board of directors. For these purposes, the “date of conversion” shall mean the date the Corporation receives a written notice of a voluntary conversion by the holder or the date of automatic conversion pursuant to Section E.1., above.

3. Upon the occurrence of the event giving rise to an automatic conversion, the Company shall (a) provide written notice of the automatic conversion to all holders of record of Series A Preferred Stock and (b) provide irrevocable instructions to such effect to the transfer agent or agents for such stock, and shall have set aside all shares of the Company’s Common Stock necessary for such conversion. From the date of such notice and setting aside the Common Shares, notwithstanding that any certificate for shares of Series A Preferred Stock so converted shall not have been surrendered for cancellation, the shares of Series A Preferred Stock represented thereby shall no longer be deemed outstanding and the holder of such certificate or certificates shall have with respect to such shares of Series A Preferred Stock no rights in or with respect to the Company except the right to receive the Common Shares issued as a result of the conversion. After the date designated for automatic conversion, such shares of Series A Preferred Stock shall not be transferable on the books of the Company.

4. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held by its treasury, or both, for the purpose of effective conversions of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series A Preferred Stock not theretofore converted. For purposes of this Section E.4, the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Series A Preferred Stock shall be computed as if at the time of computation all the outstanding shares were held by a single holder.